UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2016

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 918-573-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

Effective on November 28, 2016, the Board of Directors (the “Board”) of The Williams Companies, Inc. (the “Company”) approved amendments to the Company’s By-laws. In addition to certain technical and conforming amendments, the amended By-laws, among other things:

•	Clarify various aspects of the conduct of a meeting of stockholders, including with regard to (a) the Board’s power to direct the business to be conducted at a special meeting of stockholders, (b) the power to recess if a quorum is not present or represented, (c) the appointment of inspectors of election, (d) confirmation that postponement of a special or annual meeting does not commence a new time period or extend a time period for the giving of stockholder notice, and (e) uniform use of the term “qualified representative.” (Article II, Sections 3, 5, 7, and 10(b) and (d) and Article III, Section 1(c) and (e))

•	Provide greater specificity regarding the information required of any nominee for election or re-election as a director of the Company, including (1) a written representation and agreement by the nominee that such nominee (a) consents to being named and currently intends to serve a full term, (b) is not and will not become a party to an arrangement as to how the nominee will act or vote on an issue that has not been disclosed to the Company or could limit or interfere with the nominee’s ability to comply, if elected, with his or her fiduciary duties, (c) is not and will not become a party to an arrangement with respect to direct or indirect compensation in connection with service or action as a director or nominee that has not been disclosed to the Company, and (d) will comply with all of the Company’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines and other policies and guidelines applicable to directors; (2) a completed and signed questionnaire required of the Company’s directors; and (3) such other information as the Company may reasonably request. (Article III, Section 1(b))

•	Recognize a quorum of the Board to be a majority of directors then in office, rather than then authorized. (Article III, Section 6)

•	Eliminate the power of Board committees to appoint committee members or form a subcommittee, and affirm the Board’s power to set a committee quorum in no case less than one-third of directors serving on such committee. (Article III, Section 10)

•	Align with Section 158 of the Delaware General Corporation Law that permits any two authorized officers to sign stock certificates. (Article V, Section 1)

•

Update the indemnification provisions to clarify, among other things, (a) that the Board may determine indemnification or advancement appropriate for certain proceedings initiated by an indemnitee, (b) that a written request for indemnification is not due until following a final adjudication, (c) that the Board shall select from a previously existing list of persons empowered to determine entitlement to indemnification, (d) that a change in control for purposes of Article VIII is determined by measuring the composition of the Board of Directors over a given two-year period, (e) eliminating the Company’s ability to deny indemnification if not given a reasonable and timely opportunity to participate in the indemnitee’s defense, (f) excluding from subrogation insurance obtained by an indemnitee on its own behalf, and (g) clarifying severability in alignment with the Company’s exclusive forum provision. (Article VIII)

The description of the amendments to the By-laws is qualified in its entirety by reference to the text of the By-laws as amended, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) At the annual meeting of stockholders on November 23, 2016 (“Annual Meeting”), the stockholders of The Williams Companies, Inc. (the “Company”) voted on the matters set forth below:

(b) 1. The nominees for election to the Company’s Board of Directors were elected, each for a term expiring at the Company’s next annual meeting, based on the following votes:

Alan S. Armstrong

For: 530,312,769

Against: 65,268,458

Abstain: 10,271,711

Broker Non-Votes: 84,862,965

Stephen W. Bergstrom

For: 579,137,515

Against: 26,025,459

Abstain: 689,963

Broker Non-Votes: 84,862,965

Stephen I. Chazen

For: 602,546,782

Against: 2,588,875

Abstain: 717,281

Broker Non-Votes: 84,862,965

Kathleen B. Cooper

For: 532,295,583

Against: 63,263,715

Abstain: 10,293,639

Broker Non-Votes: 84,862,965

Peter A. Ragauss

For: 593,232,096

Against: 2,358,154

Abstain: 10,262,687

Broker Non-Votes: 84,862,965

Scott D. Sheffield

For: 593,867,233

Against: 11,266,392

Abstain: 719,732

Broker Non-Votes: 84,862,965

Murray D. Smith

For: 539,616,160

Against: 55,928,678

Abstain: 10,308,099

Broker Non-Votes: 84,862,965

William H. Spence

For: 602,647,530

Against: 2,506,769

Abstain: 698,260

Broker Non-Votes: 84,862,965

Janice D. Stoney

For: 524,518,338

Against: 71,049,924

Abstain: 10,285,096

Broker Non-Votes: 84,862,965

2. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2016 was approved based on the following votes:

For: 662,918,724

Against: 26,853,965

Abstain: 943,214

Broker Non-Votes: 0

3. The proposal relating to the advisory vote on executive compensation was approved based on the following votes:

For: 538,424,369

Against: 37,805,966

Abstain: 29,623,022

Broker Non-Votes: 84,862,965

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 3.1	By-laws of The Williams Companies, Inc., as last amended effective November 28, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

Date: November 29, 2016		/s/ Robert E. Riley, Jr.
	Name:	Robert E. Riley, Jr.
	Title:	Assistant Corporate Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

Exhibit 3.1	By-laws of The Williams Companies, Inc., as last amended effective November 28, 2016

7